EXHIBIT 23.2

                          CONSENT OF ANDERSEN LLP



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this Registration Statement No. 333-47938.



                                            /s/ Arthur Andersen LLP

Detroit Michigan
October 12, 2001